Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Rule 13a-14(a) Under the Securities Exchange Act of 1934

I, Maria Teresa Hilado, Chief Financial Officer, certify that:

1. I have reviewed this annual report on Form 10-K/A of Allergan plc and Warner Chilcott Limited; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2016

By:	/s/ MARIA TERESA HILADO
Maria Teresa Hilado
Chief Financial Officer

(Principal Financial Officer)